Exhibit 99.4

unaudited pro forma financial information

On July 14, 2026 (the “Closing Date”), Glucotrack, Inc., a Delaware corporation (“Glucotrack”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation (“Lokahi”), Glucotrack Technologies Inc. (“Operating Sub”), and Paul V. Goode, solely in his capacity as representative for the Operating Sub (the “Operating Sub Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the closing of the Transactions is referred to herein as the “Closing”.

Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Closing, articles of merger (the “Articles of Merger”) were filed with the Secretary of State of the State of Nevada (such time of the filing of the Articles of Merger, the “Effective Time”), in accordance with the Nevada Revised Statutes (the “NRS”). Pursuant to the Articles of Merger, Merger Sub was merged with and into Lokahi (the “Merger”), with Lokahi surviving the Merger. As a result of the Merger, Lokahi became a direct wholly owned subsidiary of Glucotrack. At the Effective Time, all of the property, rights, privileges, powers and franchises of Lokahi and Merger Sub vested in Lokahi and all of the debts, liabilities and duties of Lokahi and Merger Sub became the debts, liabilities and duties of Lokahi. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes only. The unaudited pro forma condensed combined balance sheet gives effect to the merger between Glucotrack and Lokahi as if the transaction had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and for the six months ended June 30, 2026, give effect to the transaction as if it had occurred on the first day of the respective periods presented.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical financial statements and related notes of Glucotrack and Lokahi as well as the other financial information included elsewhere in this filing. The pro forma adjustments reflected herein are based upon available information and assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transaction been completed on the dates assumed. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or operating results of the combined company following completion of the transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2026

	Glucotrack Historical	Lokahi Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—

Operating expenses:
General and administrative	3,455,000	4,097,726	—		7,552,726
Research and development expenses	4,148,000	1,860,886	—		6,008,886
Total operating expenses	7,603,000	5,958,612	—		13,561,612

Loss from operations	(7,603,000)	(5,958,612)	—		(13,561,612)

Other income (expense)
Interest expense	—	(2,161,232)	(737,564)	(e)	(2,898,796)
Change in fair value of derivative liabilities	1,000	—	—		1,000
Loss on issuance of convertible notes	—	—	(2,716,171)	(f)	(2,716,171)
Other income (expense), net	(546,000)	21,757	—		(524,243)
Total other income (expense)	(545,000)	(2,139,475)	(3,453,735)		(6,138,210)
Net loss	$(8,148,000)	$(8,098,087)	$(3,453,735)		$(19,699,822)
Other comprehensive income:
Foreign currency translation adjustment	11,000	—	—		11,000
Comprehensive loss for the period	$(8,137,000)	$(8,098,087)	$(3,453,735)		$(19,688,822)

Net loss per share – basic and diluted				(d)	$(4.38)
Weighted average common shares outstanding – basic and diluted				(d)	4,492,761

(d) Pro forma weighted average shares outstanding consist of Glucotrack’s historical weighted average shares outstanding plus the common stock issued in the Merger, deemed outstanding from January 1, 2026. The Series A convertible preferred stock is excluded as its effect would be anti-dilutive. Lokahi historical shares were exchanged in the Merger and are not included.

(e) Reflects pro forma interest expense on the Bridge Notes of $737,564, comprising the 8% simple coupon as if the Bridge Notes had been outstanding for the entire period ($228,205) and issuance costs of $509,359 expensed at closing.

(f) Reflects the nonrecurring day-one loss of $2,716,171 on the Bridge Financing, representing the excess of the fair value of the Bridge Notes ($6,436,867) and Bridge Warrants ($729,304) over the gross proceeds of $4,450,000.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

	Glucotrack Historical	Lokahi Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—

Operating expenses:
General and administrative	6,277,000	7,173,299	—		13,450,299
Research and development expenses	9,813,000	1,632,416	—		11,445,416
Total operating expenses	16,090,000	8,805,715	—		24,895,715

Loss from operations	(16,090,000)	(8,805,715)	—		(24,895,715)

Other income (expense)
Interest income (expense), net	—	36,030	—		36,030
Change in fair value of derivative and warrant liabilities	(3,267,000)	22,377	—		(3,244,623)
Other income (expense), net	26,000	—	—		26,000
Finance income (expense), net	(57,000)	—	—		(57,000)
Total other income (expense)	(3,298,000)	58,407	—		(3,239,593)
Net loss	$(19,388,000)	$(8,747,308)	$—		$(28,135,308)
Net loss per share – basic and diluted				(d)	$(15.80)
Weighted average common shares outstanding – basic and diluted				(d)	1,780,936

(d) Pro forma weighted average shares outstanding consist of Glucotrack’s historical weighted average shares outstanding plus the common stock issued in the Merger, deemed outstanding from January 1, 2025. The Series A convertible preferred stock is excluded as its effect would be anti-dilutive. Lokahi historical shares were exchanged in the Merger and are not included.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

	Glucotrack Historical	Lokahi Historical	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,124,000	$53,186	$9,440,641	(e)(f)(g)	$10,617,827
Prepaid expenses	—	2,235,997	—		2,235,997
Other current assets	257,000	—	—		257,000
Total current assets	1,381,000	2,289,183	9,440,641		13,110,824
Operating lease right-of-use asset, net	19,000	156,162	—		175,162
Property and equipment, net	95,000	51,929	—		146,929
In-process research and development and other identified intangible assets	—	—	25,400,000	(a)	25,400,000
Goodwill	—	—	13,540,719	(a)	13,540,719
Total assets	$1,495,000	$2,497,274	$48,381,360		$50,373,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,116,000	$2,436,147	$—		$3,552,147
Accrued interest	—	1,140,350	—		1,140,350
Notes payable – related party	—	500,100	—		500,100
Notes payable, net	1,692,000	5,000,000	—		6,692,000
Convertible notes at fair value	—	—	11,738,734	(e)(f)	11,738,734
Operating lease liability	19,000	59,523	—		78,523
Other current liabilities	161,000	—	—		161,000
Total current liabilities	2,988,000	9,136,120	11,738,734		23,862,854
Long-term portion of operating lease liability		101,873	—		101,872
Loans from stockholders	248,000	—	—		248,000
Warrant liability	—	—	1,090,165	(e)(f)	1,090,165
Total liabilities	3,236,000	9,237,993	12,828,899		25,302,892

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value	—	—	695	(b)	695
Common stock	6,000	1,000	160	(b)(c)	7,160
Additional paid-in capital	158,187,000	2,057,513	32,140,632	(b)(c)	192,385,145
Accumulated other comprehensive income	52,000	—	—		52,000
Accumulated deficit	(159,986,000)	(8,799,232)	3,410,974	(c)(e)(f)(g)	(165,374,258)
Total stockholders’ equity	(1,741,000)	(6,740,719)	35,552,461		27,070,742
Total liabilities and stockholders’ equity	$1,495,000	$2,497,274	$48,381,360		$52,373,634

(a) Represents the preliminary purchase price allocation for the Merger, reflecting the recognition of $25,400,000 of in-process research and development and other identified intangible assets and $13,540,719 of goodwill of Lokahi. See Note 2.

(b) Represents the fair value of the common stock and Series A convertible preferred stock issued to former Lokahi stockholders as merger consideration. See Note 2.

(c) Represents the elimination of the historical equity of Lokahi (common stock, additional paid-in capital and accumulated deficit).

(d) The $5.0 million bridge loan to Lokahi, related accrued interest and associated fees are already reflected in Lokahi’s June 30, 2026 historical balances, and goodwill has been computed using Lokahi’s June 30, 2026 net book values.

(e) Represents the Bridge Financing described in Note 3: net cash proceeds of $3,940,641, with the Bridge Notes recorded at fair value of $6,436,867, the liability-classified Bridge Warrants recorded at fair value of $729,304, and the related day-one loss of $2,716,171 and issuance costs of $509,359 charged to accumulated deficit.

(f) Represents the follow-on bridge financing described in Note 3: net cash proceeds of $3,500,000, with the additional Bridge Notes recorded at fair value of $5,301,867, the liability-classified additional Bridge Warrants recorded at fair value of $360,861, and the related day-one loss of $2,162,728 charged to accumulated deficit.

(g) Represents the Interim PIPE described in note 3. $2,000,000 gross proceeds issued in prefunded warrants at $0.75 per share.

notes to the unaudited pro forma financial information

Note 1 Basis of Presentation

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the merger between Glucotrack and Lokahi which closed on July 14, 2026 (the “Acquisition Date”). The merger is accounted for as an acquisition of Lokahi by Glucotrack using the acquisition method. Accordingly, the assets and liabilities of Lokahi are remeasured at fair value at the Acquisition Date. The unaudited condensed combined balance sheet assumes the merger closed on June 30, 2026. The unaudited condensed combined statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026, assume the merger closed on January 1 of the respective year.

This unaudited condensed combined pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and has been condensed. Accordingly, certain information and disclosures required by accounting principles generally accepted in the United States have been condensed or omitted. This unaudited condensed combined pro forma financial information should be read in conjunction with the audited and unaudited financial statements of Glucotrack and Lokahi included elsewhere.

Note 2 Acquisition Accounting

Each share of common stock of Lokahi issued and outstanding prior to the merger was entitled to receive a proportionate share of the merger consideration consisting of (A) shares of common stock of Glucotrack equal to an aggregate of 19.99% of the total number of shares Glucotrack common stock issued and outstanding immediately prior to the merger and (B) shares of Series A convertible preferred stock, par value $0.001 per share of Glucotrack such that the holders of existing Lokahi stock collectively hold 90% of the total issued and outstanding equity of Glucotrack. The consideration was valued using the closing price of Glucotrack common stock on July 14, 2026, of $0.4174 on an as-if-converted basis for the Series A preferred stock. The total equivalent number of common shares to be issued was 79,844,607. The aggregate value of the consideration transferred was $32,200,000.

The purchase price was allocated to the fair value of the Lokahi assets acquired, including identified intangible assets, and the liabilities assumed as follows:

Current assets	$2,289,183
Property, equipment and assets under operating leases	208,091
In-process research and development and other identified intangible assets	25,400,000
Goodwill	13,540,719
Less liabilities assumed	(9,237,993)
Fair value of net assets acquired	$32,200,000
Total common equivalent shares issued	79,844,607
Quoted price of Glucotrack common stock	$0.4174
Fair value of consideration transferred	$32,200,000

Note 3 Financing transactions

In connection with the Merger, Glucotrack entered into a securities purchase agreement, dated July 14, 2026 (the “Purchase Agreement”), with certain investors (the “Bridge Investors”), pursuant to which Glucotrack agreed to issue senior secured convertible promissory notes for gross proceeds of approximately $4.45 million (the “ Bridge Notes”) and common stock purchase warrants (the “Bridge Warrants” and, together with the Notes, the “Bridge Securities”) (such transactions, the “Bridge Financing”). $5,705,128 face senior secured convertible notes and freestanding warrants issued 7/14/2026 for gross proceeds of $4,450,000 (22% OID, 8% simple coupon, maturity 4/14/2027), less issuance costs of $509,359 expensed at closing (net cash $3,940,641). Notes recorded at fair value of $6,436,867 using the fair value option. Liability-classified warrants at fair value of $729,304; day-one loss of $2,716,171 plus issuance costs charged to accumulated deficit.

On August 4, 2026, Glucotrack issued additional senior secured convertible promissory notes with an aggregate face amount of $4,487,180 and additional common stock purchase warrants to select investors pursuant to the Purchase Agreement, for gross proceeds of $3,500,000 (22% OID, 8% simple coupon, maturity 5/4/2027), with no issuance costs. The additional notes were recorded at fair value of $5,301,867 using the fair value option and the liability-classified additional warrants at fair value of $360,861; the related day-one loss of $2,162,728 was charged to accumulated deficit. The senior secured convertible promissory notes were accompanied by an additional equity financing of $2,000,000 (“the Interim PIPE”). The interim PIPE consisted of $2,000,000 in proceeds received by the Company issued at the premium price of $0.75 per share. As consideration the Company issued 2,666,667 pre-funded- warrants to the investor.

On July 14, 2026, Glucotrack entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with an investor, pursuant to which Glucotrack has the right, but not the obligation, to require the investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Glucotrack Common Stock , subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. Glucotrack has not sold any shares pursuant to the ELOC Purchase Agreement.

Note 4 Pro Forma Adjustments

The pro forma adjustments reflected on condensed combined balance sheet on June 30, 2026 show the elimination of Lokahi’s historical equity balances, the issuance of the merger consideration, the purchase price allocation and the bridge financings. The following pro forma adjustments to the June 30, 2026 balance sheet assume the merger transactions closed on June 30, 2026.

A.	Preliminary purchase price allocation reflecting in-process research and development and other identified intangible assets of $25,400,000 and goodwill of $13,540,719

B.	Fair value of common stock and Series A convertible preferred stock issued to former Lokahi stockholders.

C.	Elimination of the historical equity of Lokahi.

D.	The $5.0 million bridge loan to Lokahi, related accrued interest and associated fees are already reflected in Lokahi’s June 30, 2026 historical balances, and goodwill has been computed using Lokahi’s June 30, 2026 net book values.

E.	Reflect the Bridge financing of $5,705,128 face senior secured convertible notes and freestanding warrants issued 7/14/2026 for gross proceeds of $4,450,000 (22% OID, 8% simple coupon, maturity 4/14/2027), less issuance costs of $509,359 expensed at closing (net cash $3,940,641). Notes recorded at fair value of $6,436,867 using the fair value option. Liability-classified warrants at fair value of $729,304; day-one loss of $2,716,171 plus issuance costs charged to accumulated deficit. Also reflects the follow-on bridge financing of $4,487,180 face senior secured convertible notes and freestanding warrants issued 8/4/2026 for gross proceeds of $3,500,000 (22% OID, 8% simple coupon, maturity 5/4/2027), with no issuance costs. Notes recorded at fair value of $5,301,867 using the fair value option. Liability-classified warrants at fair value of $360,861; day-one loss of $2,162,728 charged to accumulated deficit.

F.	Represents the follow-on bridge financing described in Note 3: net cash proceeds of $3,500,000, with the additional Bridge Notes recorded at fair value of $5,301,867, the liability-classified additional Bridge Warrants recorded at fair value of $360,861, and the related day-one loss of $2,162,728 charged to accumulated deficit.

G.	Represents the Interim PIPE described in note 3. $2,000,000 gross proceeds issued in prefunded warrants at $0.75 per share.

Note 5 Earnings Per Share (EPS)

Pro forma earnings per share is calculated using the weighted-average number of shares outstanding, giving effect to the exchange ratio established in the Merger Agreement. In accordance with reverse acquisition guidance, the number of shares used to calculate historical EPS has been retroactively recast to reflect the 90% ownership stake held by former Lokahi shareholders. This ensures that the earnings per share data is comparable across all periods presented and reflects the impact of the shares retained by Glucotrack shareholders and the shares issued in the Merger as if those shares were outstanding throughout the entire duration of the periods reported.